Exhibit 99.1
HOST MARRIOTT REPORTS
RESULTS FOR 1996

BETHESDA, MD, March 5, 1997 -- Host Marriott Corporation (NYSE: HMT) today reported its 1996 comprehensive results of operations, noting that Earnings Before Interest Expense, Taxes, Depreciation and Amortization and Other Non-Cash Items (EBITDA) were $442 million for the year ended January 3, 1997, a 42 percent increase over $311 million for 1995. EBITDA increased 61 percent to $159 million during the 1996 fourth quarter as compared to $99 million in the 1995 fourth quarter. Full year and fourth quarter results for 1996 include 53 and 17 weeks, respectively, versus 52 and 16 weeks, respectively, included in the comparable 1995 periods.

For the year, the company reported $416 million of full service hotel EBITDA, a 66 percent improvement from $251 million in 1995. The increase in full service hotel EBITDA was driven primarily by comparable full service hotel EBITDA growth of 19 percent on an 11 percent increase in room revenue per available room (REVPAR), as well as incremental EBITDA from its 1995 and 1996 acquisitions.

Mr. Terence C. Golden, president and chief executive officer of Host Marriott said, "Host Marriott Corporation was extremely successful in carrying out its strategy in 1996. We acquired, or purchased controlling interests in, 23 hotels (10,881 rooms) with an aggregate value of approximately $1.5 billion and completed the divestiture of our limited service properties. The hotels added during the year are high quality properties. They were acquired at very attractive EBITDA multiples and have excellent growth potential."

"We are continuing our acquisition momentum into 1997, having already purchased or acquired controlling interests in four hotels this year with an aggregate asset value totaling over $400 million," Mr. Golden added. "We are well on our way to meeting our 1997 acquisition target of $1 billion. We expect to continue to add high quality full service hotels to our portfolio at attractive returns throughout 1997 and will continue to explore opportunities for diversification into related lodging real estate investments."

Host Marriott continued to strengthen its balance sheet during 1996, raising nearly $1 billion of capital through separate common stock and "Convertible Preferred Securities" offerings. As of year-end, the Company's debt to total assets had improved to 51 percent from 61 percent at the 1995 year-end. For the year, interest coverage, defined as EBITDA divided by cash interest expense, increased to 2.0 times from 1.8 times in 1995.

The company reported 1996 revenues of $732 million, a 51 percent increase over revenues of $484 million for 1995. Operating profit for 1996 increased 104 percent to $233 million, reflecting the dramatic increase in hotel operating results. Operating profit for 1996 was affected by the $4 million write-down of one undeveloped land parcel and $15 million in additional depreciation expense for certain hotel properties. Operating profit for 1995 was impacted by the $60 million write-down of one undeveloped land parcel and a $10 million write- down of five Courtyard and Residence Inn properties to their individual net sales prices. The 1996 loss from continuing operations totaled $13 million ($.07 per share) compared to $62 million ($.39 per share) in 1995.

Mr. Golden commented, "Host Marriott strengthened its management team during 1996, nearly doubling the size of our acquisition and asset management areas. We have also invested in state-of-the-art computer and decision support systems." Mr. Golden added, "In spite of the incremental costs associated with these staffing and infrastructure increases, we have carefully controlled costs, reducing corporate expenses as a percentage of revenues by 28 percent from 1994 to 1996."

Host Marriott Corporation is a lodging real estate company which currently owns, or holds controlling interests in, 83 upscale and luxury full service hotel properties primarily operated under the Marriott and Ritz-Carlton brand names. The company also serves as general partner and holds minority interests in various unconsolidated partnerships that own 251 lodging properties, 31 of which are full service hotels.

Certain matters discussed within this news release are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Host Marriott to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although Host Marriott believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                              *** Table follows ***

                                             HOST MARRIOTT CORPORATION
                                   CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                                   (in millions)


                                                        Seventeen Weeks         Sixteen Weeks
                                                              Ended                 Ended                      Year Ended
                                                        ---------------         -------------         ---------------------------
                                                            January 3,           December 29,         January 3,      December 29,
                                                              1997                   1995                1997             1995
                                                         -------------           ------------         ----------      ------------
                                                                      (unaudited)
EBITDA
    Full-Service Hotels.................................   $       160           $        87         $       416      $       251
    Limited Service Hotels..............................             2                    14                  23               69
                                                           -----------           -----------         -----------      -----------
        Total Hotels....................................           162                   101                 439              320
    Other Operating.....................................            (8)                   (4)                (18)             (13)
    Corporate and Other, Net of Interest Income.........             5                     2                  21                4
                                                           -----------           -----------         -----------      -----------
        EBITDA..........................................   $       159           $        99         $       442      $       311
                                                           ===========           ===========         ===========      ===========

EBITDA to Cash Interest Expense.........................                                                    2.0x             1.8x

Hotel EBITDA
    Hotels owned prior to January 1, 1994...............                                             $       169      $       148
    Hotels added in 1994................................                                                      87               72
    Hotels added/opened in 1995.........................                                                      80               31
    Hotels added/opened in 1996.........................                                                      80               --
                                                                                                     -----------      -----------
        Total Full-Service..............................                                                     416              251
    Limited-Service.....................................                                                      23               69
                                                                                                     -----------      -----------
        Total Hotel EBITDA..............................                                             $       439      $       320
                                                                                                     ===========      ===========

Comparable Full-Service Hotel Statistics
    Room Rate Increase..................................                                                      8%
    Occupancy Increase..................................                                             Two Percentage Points
    REVPAR Increase.....................................                                                      11%
    EBITDA Increase.....................................                                                      19%


                                         HOST MARRIOTT CORPORATION
                               CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               (in millions, except per common share amounts)


                                                         Seventeen Weeks         Sixteen Weeks
                                                              Ended                  Ended                    Year Ended
                                                         ---------------         ------------         ----------------------------
                                                            January 3,           December 29,         January 3,      December 29,
                                                              1997                  1995                1997             1995
                                                         ---------------         ------------         ----------      ------------

                                                                      (unaudited)
REVENUES
    Hotels .............................................    $        262           $        159       $        717      $       474
    Other  .............................................               6                      6                 15               10
                                                            ------------           ------------       ------------      -----------
        Total Revenues..................................             268                    165                732              484
                                                            ------------           ------------       ------------      -----------

OPERATING COSTS AND EXPENSES
    Hotels .............................................             170                     99                461              281
    Other  .............................................              14                     70                 38               89
                                                            ------------           ------------       ------------      -----------
        Total Operating Costs and Expenses..............             184                    169                499              370
                                                            ------------           ------------       ------------      -----------

OPERATING PROFIT (LOSS).................................              84                     (4)               233              114
Minority Interest.......................................              (4)                    (2)                (6)              (2)
Corporate Expenses......................................             (18)                   (10)               (43)             (36)
Interest Expense........................................             (85)                   (56)              (237)            (178)
Dividends on Convertible Preferred Securities...........              (3)                    --                 (3)              --
Interest Income.........................................              19                      9                 48               27
                                                            ------------           ------------       ------------      -----------
Loss from Continuing Operations
  Before Income Taxes...................................              (7)                   (63)                (8)             (75)
Benefit (Provision) for Income Taxes....................               1                     14                 (5)              13
                                                            ------------           ------------       ------------      -----------
Loss from Continuing Operations.........................    $         (6)          $        (49)      $        (13)     $       (62)
                                                            ============           ============       ============      ===========

Loss Before Extraordinary Item..........................    $         (6)          $        (91)      $        (13)     $      (123)
                                                            ============           ============       ============      ===========

Net Loss   .............................................    $         (6)          $        (94)      $        (13)     $      (143)
                                                            ============           =============      ============      ===========

Loss Per Common Share
    Continuing Operations...............................    $       (.03)          $       (.31)      $       (.07)     $      (.39)
    Discontinued Operations.............................              --                   (.26)                --             (.39)
    Extraordinary Item..................................              --                   (.02)                --             (.12)
                                                            ------------           ------------       ------------      -----------
        Net Loss........................................    $       (.03)          $       (.59)      $       (.07)     $      (.90)
                                                            ============           ============       ============      ===========

Weighted Average Common Shares Outstanding..............           200.4                  159.4              188.7            158.3
                                                            ============           ============       ============      ===========

Balance Sheet Data as of January 3, 1997:
    Cash and Cash Equivalents...........................    $        704
    Total Assets........................................           5,152
    Total Debt..........................................           2,647
    Shareholders' Equity................................           1,127

